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                                                                  Exhibit 10.13c

October 31, 2002


Mr. Gary Sallee
Chief Executive Officer
iNetNow, Inc.
4322 Wilshire Boulevard
Second Floor
Los Angeles, CA 90010

  Re:  Agreement between 13 Mobile. Inc. and iNetNow. Inc. dated as of October
       1. 2001

Dear Gary:

This letter sets forth the agreement between i3 Mobile, Inc. ("i3 Mobile") and iNetNow, Inc. ("iNet(Now") pursuant to which the Agreement between us dated as of October 1, 2001, as amended on November 7, 2001 ("Amendment #1") and as subsequently amended on February 1, 2002 ("Amendment #2') (collectively referred to herein as the "Agreement") shall be further amended as follows:

     Section 6 of the Agreement is hereby deleted and replaced in its entirety with the following:

     "6. Term. The term ("Term") of this Agreement shall commence on the Effective date and terminate on April 30, 2002 unless terminated sooner in accordance with the terms of this Agreement. The Term shall thereafter continue on a month to month basis through January 31, 2003 unless terminated sooner in accordance with the terms of this Agreement."

     If the foregoing accurately reflects our agreement, please so indicate by signing a copy of this letter below and returning it to the undersigned, at which point this letter shall constitute a legally binding agreement between us.

Sincerely,

i3 Mobile, Inc.

By: /s/ JOHN A. LACK
    -----------------------------------
    John A. Lack
    President & Chief Executive Officer

ACCEPTED AND AGREED TO:

iNetNow, Inc.

By: /s/ GARY SALLEE
    -----------------------------------
    Gary Sallee
    Chief Executive Officer